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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Powerwave Technologies, Inc. of our reports dated October 24, 1996 appearing in the Registration Statement of Powerwave Technologies, Inc. on Form S-1 deemed to have become effective dated December 6, 1996.


/s/ DELOITTE & TOUCHE, LLP
Costa Mesa, California
January 27, 1997